SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant To Section 14(a) of the Securities
                              Exchange Act of 1934

FILED BY THE REGISTRANT                           |X|

FILED BY A PARTY OTHER THAN THE REGISTRANT        |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting  Material  Pursuant to Rule 14a-11(c) or Rule 14a-12

                         CARDIOTECH INTERNATIONAL, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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|_|  Fee previously paid with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

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

                         CARDIOTECH INTERNATIONAL, INC.

                                                                   July 15, 1999

Dear Stockholder,

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of CardioTech International, Inc. (the "Company") to be held at 10:00 a.m. on Thursday, August 12, 1999 at the corporate offices of CardioTech International, Inc., 78E Olympia Ave, Woburn, Massachusetts.

     At the Annual Meeting, one person will be elected to the Board of Directors to serve for a three-year term of office. CardioTech will also seek shareholder approval of an increase in the aggregate number of shares for which stock options may be granted under its 1996 Employee, Director and Consultant Stock Option Plan. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

     We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged promptly to complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.


                                      Sincerely,


                                      Michael Szycher, Ph.D.
                                      Chairman and CEO
                                      CardioTech International, Inc.

                             YOUR VOTE IS IMPORTANT.
                       PLEASE RETURN YOUR PROXY PROMPTLY.

                         CARDIOTECH INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 12, 1999

To the Stockholders of CardioTech International, Inc.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of CardioTech International, Inc., a Massachusetts corporation (the "Company"), will be held at 10:00 a.m. on Thursday, August 12, 1999 at the corporate offices of CardioTech International, Inc., 78E Olympia Ave, Woburn, Massachusetts for the following purposes:

     1. To elect one member to the Board of Directors to serve for a term ending in 2002 and until his successor is duly elected and qualified.

     2. To consider and act upon a proposal to increase by 1,938,971 shares the aggregate number of shares for which stock options may be granted under CardioTech's 1996 Employee, Director and Consultant Stock Option Plan.

     3. To transact such other business as may be properly brought before the Annual Meeting, and any adjournments thereof.

     The Board of Directors has fixed the close of business on July 1, 1999 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting, and at any adjournments thereof.

     All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.


                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 Michael Szycher, Ph.D.
                                 Chairman and CEO
                                 CardioTech International, Inc.

July 15, 1999

                         CardioTech International, Inc.
                      78E Olympia Avenue, Woburn, Ma 01801
                                 (781) 933-4772

                                  ------------

                                 PROXY STATEMENT

                                  ------------

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CardioTech International, Inc. (the "Company" or "CardioTech"), a Massachusetts corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at CardioTech's corporate headquarters, 78E Olympia Avenue, Woburn, Massachusetts on Thursday, August 12, 1999 at 10:00 a.m., and any adjournments thereof (the "Meeting").

     Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the one nominee for director named herein, and FOR the proposal to increase by 1,938,971 shares the aggregate number of shares for which stock options may be granted under CardioTech's 1996 Employee, Director and Consultant Stock Option Plan (the "Stock Option Plan"). Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $ 0.01 per share ("Common Stock"), is necessary to constitute a quorum at the Meeting.

     The election of the director will be determined by a plurality of votes cast. The affirmative vote of a majority of the total number of shares voted either for or against the proposal to amend the Stock Option Plan is required to approve such proposal. With respect to the tabulation of votes on any matter, abstentions and non-votes will have no effect on the vote.

     The close of business on July 1, 1999 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on July 1,1999, the Company had 6,138,916 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by the Stockholders.

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation.

     This Proxy Statement and the accompanying proxy are being mailed on or about July 15, 1999 to all Stockholders entitled to notice of and to vote at the Meeting. The Annual Report to Stockholders for the fiscal year ended March 31, 1999 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

                                 SHARE OWNERSHIP

     The following table sets forth certain information as of July 1, 1999 concerning the ownership of Common Stock by each Stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, each current member of the Board of Directors, each current or former executive officer named in the Summary Compensation Table, and all current directors and executive officers as a group.

                                                   Shares Beneficially Owned (1)
                                                   -----------------------------
Name And Address**                                     Number       Percent
------------------                                     ------       -------
Kleinwort Benson .................................   1,388,065       18.4%
    75 Wall Street, New York, NY 10005 (2)
John Hancock Mutual Life Insurance Company .......     403,403        6.2%
    200 Clarendon Street, Boston, MA 02116(3)
Michael Szycher, Ph.D.(4) ........................     754,111       11.4%
Michael L. Barretti(5) ...........................      22,280          *
Carl Franzblau (6) ...............................       3,713          *
Jonathan S. Walker(7) ............................   1,406,632       18.6%
Alan Edwards(8) ..................................     384,949        5.9%
John E. Mattern(9) ...............................     158,750        2.5%
All executive officers and
    directors as a group (6 persons)(10) .........   2,684,810       31.7%

----------
* Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.

** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

(1) The number of shares of Common Stock issued and outstanding on July 1, 1999 was 6,138,916. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at July 1, 1999, plus shares of Common Stock subject to options held by such person at July 1, 1999 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.

(2) Kleinwort Benson currently holds $1,779,000 principal amount of Senior Notes that are immediately convertible into Common Stock at a conversion price of $1.676 per share. Kleinwort Benson also currently holds $519,000 of Preferred Stock that are immediately convertible into Common Stock at a conversion price of $1.584 per share.

(3) John Hancock Mutual Life Insurance Company and its affiliates currently hold exercisable warrants to purchase an aggregate of 403,403 shares of Common Stock.

(4) Includes 476,388 shares of Common Stock which may be purchased within 60 days of July 1, 1999 upon the exercise of stock options and warrants.

(5) Consists of 22,280 shares of Common Stock which may be purchased within 60 days of July 1, 1999 upon the exercise of stock options.

(6) Consists of 3,713 shares of Common Stock which may be purchased within 60 days of July 1, 1999 upon the exercise of stock options.

(7) Includes 1,388,065 shares of Common Stock issuable to Kleinwort Benson and 18,567 shares of Common Stock which may be purchased within 60 days of July 1, 1999 upon the exercise of stock options. Mr. Walker is a Managing Investment Partner of Dresdner Kleinwort Benson Private Equity Managers LLC, the general partner of Kleinwort Benson and, in such official capacity, shares voting and investment power as to the shares held by Kleinwort Benson and therefore may be deemed to share beneficial ownership thereof.

(8) Includes 344,849 shares of Common Stock which may be purchased within 60 days of July 1, 1999 upon the exercise of stock options and warrants. Mr. Edwards is currently a director, but will not stand for reelection.

(9) Includes 118,750 shares of Common Stock which may be purchased within 60 days of July 1, 1999 upon the exercise of stock options and warrants.

(10) Includes 77,125 shares of Common Stock which may be purchased within 60 days of July 1, 1999 upon the exercise of stock options and warrants held by Michael Adams. See also footnotes 4 through 8 above.

                                   MANAGEMENT

Directors

     The Company's By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors (or, the "Board"). Under the Company's By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of five (5) members, classified into three (3) classes as follows: Jonathan S. Walker and Carl Franzblau, Ph.D. constitute a class with a term ending in 2000 (the "Class I directors"); Michael L. Barretti constitutes a class of directors with a term ending in 2001 (the "Class II director"); and Michael Szycher, Ph.D. and Alan Edwards constitute a class with a term that expires at the upcoming Meeting (the "Class III directors"). At each annual meeting of Stockholders, directors are elected for a term of 3 years to succeed those directors whose terms are expiring. Alan Edwards will not stand for reelection. Accordingly, on July 1, 1999, the Board voted to nominate Dr. Szycher for election as a Class III director.

     Dresdner Kleinwort Benson Private Equity Partners LLP, the holder of $1,779,000 principal amount 7% senior convertible notes (the "Senior Notes") and $519,000 of Series A Preferred Stock issued by the Company (the "Preferred Stock"), has Board representation rights that were granted in connection with the sale of the Senior Notes and the Preferred Stock. As long as the Senior Notes and the Preferred Stock are outstanding, the Company must nominate one representative of Kleinwort Benson for election to the Board of Directors. If elected, the Kleinwort Benson Director must also be a member of the Executive, Compensation and Nominating Committees. The failure of the Company to nominate a representative of Kleinwort Benson or the failure of each of the Company's officers and directors who hold Common Stock to vote in favor of such representative constitutes an event of default under the Senior Notes. Mr. Walker, a Director of the Company since March 1998, is Kleinwort Benson's current representative to the Board.

     Assuming the election of Dr. Szycher, the names of the Company's directors following the Annual Meeting and certain information about them are set forth below:

Name                               Age    Position with the Company
----                               ---    -------------------------

Michael Szycher, Ph.D.........     61     Chairman of the Board, Chief Executive
                                            Officer and Treasurer
Michael L. Barretti...........     54     Director
Carl Franzblau, Ph.D..........     64     Director
Jonathan S. Walker............     55     Director

     Dr. Szycher is Chairman of the Board, Chief Executive Officer and Treasurer of CardioTech. Dr. Szycher has served as a director of CardioTech since 1993. He served as Chairman of PolyMedica Industries, Inc. ("PMI"), from October 1989 to June 1996, Chief Technical Officer of PMI from November 1990 to June 1996 and a director of PMI since its inception. Dr. Szycher resigned from PMI in June 1996.

     Mr. Barretti has been President of Cool Laser Optics, Inc., a company which commercializes optical technology specific to the medical laser industry, since July 1996. From September 1994 to July 1996, Mr. Barretti was the Vice President, Marketing of Cynosure, Inc., a manufacturer of medical and scientific lasers. From June 1987 to September 1994, Mr. Barretti was a principal and served as Chief Executive Officer of Northfleet Management Group ("NMG"), a marketing management firm serving the international medical device industry. From January 1991 to May 1994, Mr. Barretti also acted as President of Derma-Lase, Inc., the U.S. subsidiary of a Glasgow, Scotland supplier of solid state laser technology to the medical field. Mr. Barretti has been a Director of CardioTech since January 1998.

     Dr. Franzblau has been the Chairman, President and Chief Executive Officer of Hemagen Diagnostics, Inc. since its inception in 1985. He started Hemagen as a private company to develop, manufacture and market medical diagnostic test kits or "assays." In addition to the leadership at Hemagen, Dr. Franzblau is the Chairman of the Department of Biochemistry and the Associate Dean of Medical Sciences at Boston University School of Medicine. Dr. Franzblau has been a Director of CardioTech since April 1999.

     Mr. Walker has been a Senior Investment Partner with Dresdner Kleinwort Benson Private Equity Managers LLC, the general partner of Kleinwort Benson, since its inception in 1997. Kleinwort Benson invests in private U.S. middle market companies. Mr. Walker joined Kleinwort Benson Limited, a private investment banking firm, in London in 1968 and has been Executive Vice President of Kleinwort Benson Inc. ("KB Inc.") since 1988 and of Dresdner Kleinwort Benson North America LLC since KB Inc. was purchased by Dresdner Bank AG in 1995. Mr. Walker has been a Director of CardioTech since March 1998.

Committees of the Board of Directors and Meetings

     Meeting Attendance. During the fiscal year ended March 31, 1999, there were four meetings of the Board of Directors. The various committees of the Board of Directors met a total of five times during fiscal 1999. Each director attended all of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 1999. In addition, from time to time, the members of the Board of Directors and its committees acted by unanimous written consent pursuant to Massachusetts law.

     Audit Committee. The Audit Committee, which met once in fiscal 1999, has two members, Mr. Barretti (Chairman) and Mr. Walker. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.

     Compensation and Stock Option Committee. The Compensation and Stock Option Committee, which met four times during fiscal 1999, has two members, Mr. Barretti (Chairman) and Mr. Walker. The Compensation and Stock Option Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company. The Compensation and Stock Option Committee administers the Stock Option Plan.

     Nominating Committee. The Nominating Committee, which was established in March 1998 and did not meet in fiscal 1999, has three members, Dr. Szycher, Mr. Barretti and Mr. Walker. The Nominating Committee nominates individuals to serve on the Board of Directors. The Nominating Committee will consider nominees recommended by Common Stock holders. See "Stockholder Proposals" for the procedures to be followed by holders of Common Stock in submitting such recommendations.

Compensation of Directors.

     The Company's policy is to pay $750 per diem compensation to members of the Board for attendance at Board meetings or committee meetings. All non-employee directors are reimbursed for travel and other related expenses incurred in attending meetings of the Board of Directors.

     Directors are eligible to participate in the Stock Option Plan. The Stock Option Plan provides for an initial grant of an option to purchase 14,854 shares of Common Stock to each non-employee director upon first joining the Board and subsequent grants of options to purchase 14,854 shares upon each anniversary of such director's appointment. Such options are granted at an exercise price equal to the fair market value of the Common Stock on the grant date and fully vest following one year of service after the date of grant. Options granted during fiscal 1999 to any named executive officers serving on the Board are reported under "Executive Compensation--Option Grants in Last Fiscal Year."

Executive Officers

     The names of, and certain information regarding, executive officers of the Company who are not also directors, are set forth below.

Name                 Age             Position with the Company
----                 ---             -------------------------

Michael Adams......   41   Chief Operating Officer, Vice President of Regulatory
                           Affairs and Quality Assurance and Clerk

Alan Edwards.......   51   Executive Vice President

     Mr. Adams was appointed Chief Operating Officer of the Company on April 15, 1999. He was appointed Vice President of Regulatory Affairs and Quality Assurance of the Company on June 1, 1998 and Clerk on July 1, 1999. From November 1994 to March 1998 Mr. Adams was Vice President, Regulatory Affairs and Quality Assurance at Cytyc Corporation, a medical diagnostics company. Mr. Adams was Vice President, Regulatory Affairs at USCI Division of C.R. Bard, a medical device company, from February 1991 to November 1994.

     Mr. Edwards is Executive Vice President of CardioTech, a position he has held since March 1996. Since September 1993, Mr. Edwards has served as President of CardioTech's subsidiary, CardioTech International, Limited. Prior to September 1993, he was the Managing Director and Company Secretary of Newtec, Inc., a vascular graft company acquired by the Company. Mr. Edwards has been a director of CardioTech since March 1996, but will not stand for reelection.

                                CHANGE OF CONTROL

     CardioTech has received a "going concern" opinion from its independent public accountants. This "going concern " opinion may be considered by the American Stock Exchange ("AMEX") in determining whether it will delist the Common Stock. If the Common Stock were to be delisted by AMEX, a default condition under the Senior Notes would occur and Kleinwort Benson could give notice to CardioTech of this default condition, whereupon CardioTech would have 25 days to cure the default. If CardioTech was unable to cure the default condition, then an event of default would occur and Kleinwort Benson would be entitled to demand immediate payment of the Senior Notes. The Company has pledged all of the common stock of its wholly owned subsidiary, CardioTech International, Ltd. (CTI"), to secure the repayment of the Senior Notes. Most of CardioTech's operating assets are in CTI. Upon the occurrence of an event of default, Kleinwort Benson would have the right to foreclose on the CTI stock, and the stockholders of CardioTech would no longer control its primary asset, CTI. See "Management's Discussion and Analysis of Financial Condition and Results of Operation - Going Concern Opinion and Possible AMEX Delisting" in the Annual Report to Stockholders.

                          EXECUTIVE COMPENSATION

Summary Compensation Table

     The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Chief Executive Officer and Chief Operating Officer (collectively, the "named executive officers") for services rendered to the Company in all capacities during the two fiscal years ended March 31, 1998.

                                                                     Long Term
                                           Annual Compensation      Compensation
                                           -------------------      ------------
                                                                     Securities         All Other
                                                                     Underlying     Compensation (1)
Name and Principal Position             Year  Salary        Bonus  Options/SARS(#)         ($)
---------------------------             ----  ------        -----  ---------------  ----------------
Michael Szycher, Ph.D ................  1999  $198,796    $ 25,000    91,000           $  5,523
     Chairman, Chief Executive Officer  1998  $176,443    $ 64,000      --             $  4,706
     and Treasurer                      1997  $120,130(3) $ 10,000   424,412               --
John Mattern (2) .....................  1999  $148,708    $ 15,000    15,000           $  2,149
     Former Chief Financial Officer     1998  $132,080    $ 20,000      --             $  2,407
     and Chief Operating Officer        1997  $ 91,885(4) $ 10,000   100,000               --


----------
(1) Includes premiums paid by the Company for long term disability insurance and term life insurance. Premiums paid in fiscal year 1999 for long term disability insurance and term life insurance, respectively, were $2,600 and $1,923 for Mr. Szycher and $1,200 and $949 for Mr. Mattern.

(2) On April 20, 1999, the Company terminated the employment of Mr. Mattern. The Company is currently paying Mr. Mattern a severance payment at the rate of Mr. Mattern's annual salary at termination, $140,400.

(3)  From June 12, 1996 to March 31, 1997.

(4)  From June 26, 1997 to March 31, 1997.

Option Grants in Last Fiscal Year

     The following table sets forth information regarding each stock option granted during the last fiscal year to each of the named executive officers.

                                          Individual Grants(1)
                          ----------------------------------------------------
                                         Percent of
                          Number of        Total
                          Securities      Options
                          Underlying     Granted to      Exercise
                           Options      Employees in     Price Per  Expiration
          Name            Granted (#)   Fiscal Year      Share         Date
          ----            -----------   ------------     ---------  ----------

Michael Szycher, Ph.D ...   20,000         5.0%          $ 2.563      5/17/08

                            20,000         5.0%          $ 1.125       9/3/08
                            50,000        12.6%          $ 1.8125    11/14/08
                             1,000          .25%         $ 1.81       1/26/09

John Mattern ............    5,000         1.3%          $ 1.125       9/3/08
                            10,000         2.5%          $ 1.8125    11/14/08

----------
(1) The Company granted options to purchase 396,062 shares of Common Stock to employees in the year ended March 31, 1999. All options were granted at an exercise price per share equal to the fair market value of the Common Stock on the date of grant, determined by the closing price on AMEX on the trading day immediately preceding the grant date. All option vests in four approximately equal annual installments, with the initial tranche vesting on the date of grant.

Option Exercises in Last Fiscal Year and Fiscal Year-End Values

     The following table provides information regarding the number of shares covered by both exercisable and unexercisable stock options held by each of the named executive officers as of March 31, 1999 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Common Stock. No such options were exercised by the named executive officers during the 1999 fiscal year.

                            Number of Securities
                           Underlying Unexercised   Value of the Unexercised
                           Options/SARs at Fiscal    in the Money Options/SARs
                                  Year-End             at Fiscal Year-End(1)
                         -------------------------- --------------------------
Name                     Exercisable  Unexercisable Exercisable  Unexercisable
----                     -----------  ------------- -----------  -------------
Michael Szycher, Ph.D...   414,420       100,992     $1,225        $3,675
John Mattern............    78,750        36,250       $306          $919

----------
(1) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Common Stock of $1.375, the closing sale price per share of the Common Stock as reported on the American Stock Exchange on March 31, 1999.

Employment Contracts, Termination of Employment and Change of Control
Arrangements

     CardioTech has entered into employment agreements with Dr. Szycher, and Mr. Edwards (collectively, the "Employment Agreements"), pursuant to which such individuals serve as executive officers of the Company. Pursuant to the terms of the Employment Agreements, Dr. Szycher, and Mr. Edwards receive annual base salaries of $205,000, and [pounds]53,100 (approximately $87,000), respectively. Dr. Szycher's salary will be reviewed annually by the Board of Directors. The executive officers may also be entitled to receive an annual bonus payment in an amount, if any, to be determined by the Compensation and Stock Option Committee of the Board of Directors. The Employment Agreements for Dr. Szycher, and Mr. Edwards are for terms ending on May 13, 2000 and December 31, 1999, respectively.

     Thereafter, the term of the Employment Agreements will be deemed to continue on a month-to-month basis if not expressly extended while such officers remain employed by CardioTech. Both the executive officers and CardioTech have the right to terminate the Employment Agreements at any time, with or without cause (as defined in the Employment Agreements), upon thirty (30) days' prior written notice. In the event that CardioTech terminates the applicable Employment Agreement without cause, or the executive officer terminates his employment for good reason following a change in control (as such terms are defined in the Employment Agreements) or CardioTech fails to renew the applicable Employment Agreement within two (2) years following the occurrence of a change in control (i) Dr. Szycher will be entitled to receive 2.99 times his annual base salary at termination, and (iii) Mr. Edwards will be entitled to receive 2.00 times his annual base salary at termination. Each of the executive officers will not compete with CardioTech for one (1) year following termination of his employment.

     Substantially all of the stock options granted pursuant to the Stock Option Plan provide for the acceleration of the vesting of the shares of Common Stock subject to such options in connection with certain changes of control of the Company.

                           RELATED PARTY TRANSACTIONS

     During the last two fiscal years, the Company has sold the Senior Notes and Preferred Stock to Kleinwort Benson. In addition, the Company sold 200,000 units to Dr. Szycher, Mr. Adams, Mr. Edwards and Mr. Mattern. See Notes I, J and N to Notes to Consolidated Financial Statements in the Annual Report of Stockholders.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the fiscal year ended March 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Michael Adams and John Mattern each failed to file a Form 5 reporting two stock option grant transactions, Michael Szycher and Alan Edwards each failed to file a Form 5 reporting three stock option grant transactions and Jonathan Walker and Michael Barretti each failed to file a Form 5 reporting one stock option grant transaction.

                              ELECTION OF DIRECTORS

                                 (Notice Item 1)

     The Company's By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of five (5) members, classified into three (3) classes as follows: Jonathan S. Walker and Carl Franzblau, Ph.D. constitute a class with a term ending in 2000 (the "Class I directors"); Michael
L. Barretti constitutes a class of directors with a term ending in 2001 (the "Class II director"); and Michael Szycher, Ph.D. and Alan Edwards constitute a class with a term that expires at the upcoming Meeting (the "Class III directors"). At each annual meeting of Stockholders, directors are elected for a term of 3 years to succeed those directors whose terms are expiring. Alan Edwards will not stand for reelection. Accordingly, on July 1, 1999, the Board voted to nominate Dr. Szycher for election as a Class III director.

     Unless authority to vote for Dr. Szycher is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Dr. Szycher as a director. In the event that Dr. Szycher shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that Dr. Szycher will be unable or unwilling to serve.

     A plurality of the shares voted affirmatively or negatively at the Meeting is required to elect Dr. Szycher as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DR. SZYCHER AS DIRECTOR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                       AMENDMENT TO THE STOCK OPTION PLAN
                                 (Notice Item 2)

General

     The Stock Option Plan was approved by the Board of Directors and by the stockholders in 1996. A total of 1,061,029 shares of Common Stock were initially reserved for issuance under the Stock Option Plan, of which no shares remain eligible for grant.

     By the terms of the Stock Option Plan, the Stock Option Plan may be amended by the Board of Directors or the Compensation and Stock Option Committee of the Board of Directors (the "Committee"), provided that any amendment approved by the Board of Directors or the Compensation Committee that is of a scope that requires Shareholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), is subject to obtaining such Shareholder approval. On July 1, 1999, the Board of Directors voted to approve an amendment to the Stock Option Plan to increase by 1,938,971 shares (for a total of 3,000,000) the aggregate number of shares of Common Stock for which stock options or stock awards may be granted under the Stock Option Plan. The Board of Directors believes that the increase is advisable to give the Company the flexibility needed to attract, retain and motivate employees, Directors and consultants. This amendment is being submitted for Shareholder approval at the Meeting to ensure continued qualification of the Stock Option Plan under American Stock Exchange rules and Section 422 of the Code.

Material Features of the Stock Option Plan

     The purpose of the Stock Option Plan is to attract, retain and motivate employees, directors and consultants through the issuance of stock options and to encourage ownership of shares of Common Stock by employees, directors and consultants of the Company. Subject to the provisions of the Stock Option Plan, the Committee determines the persons to whom options will be granted, the number of shares to be covered by each option and the terms and conditions upon which an option may be granted, and has the authority to administer the provisions of the Stock Option Plan. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the Stock Option Plan. The Company currently has 15 full-time employees.

     Options granted under the Stock Option Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Code, or (ii) non-qualified stock options. Incentive stock options may be granted under the Stock Option Plan to employees of the Company and its affiliates. Non-qualified stock options may be granted to consultants, directors and employees of the Company and its affiliates. The Stock Option Plan also provides for the automatic grant of non-qualified options to non-employee directors of the Company. Any new non-employee Director, upon joining the Board, is granted a ten-year option to purchase 14,854 shares of Common Stock (the "Initial Grant") at the then current fair market value of the Common Stock, vesting over one (1) year, assuming continued membership on the Board. Thereafter, on each anniversary of the Initial Grant, the non-employee Director will receive an additional ten-year option to purchase 14,854 shares of Common Stock, with an exercise price equal to the then fair market value of the Common Stock, which will vest over a one-year period, assuming continued Board membership.

     The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which become exercisable in any calendar year under any incentive stock option plan of the Company may not exceed $100,000. Incentive stock options granted under the Stock Option Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant, or 110% of fair market value in the case of employees holding 10% or more of the voting stock of the Company. Non-qualified stock options granted under the Stock Option Plan may not be granted at an exercise price less than the par value per share of the Common Stock. Incentive stock options granted under the Stock Option Plan expire not more than ten years from the date of grant, or not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company. An option granted under the Stock Option Plan is exercisable, during the optionholder's lifetime, only by the optionholder and is not transferable by him or her except by will or by the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order.

     An incentive stock option granted under the Stock Option Plan may, at the Committee's discretion, be exercised after the termination of the optionholder's employment with the Company (other than by reason of death, disability or termination for cause as defined in the Stock Option Plan) to the extent exercisable on the date of such termination, at any time prior to the earlier of the option's specified expiration date or 90 days after such termination. In granting any non-qualified stock option, the Committee may specify that such non-qualified stock option shall be subject to such termination or cancellation provisions as the Committee shall determine. In the event of the optionholder's death or disability, both incentive stock options and non-qualified stock options may be exercised, to the extent exercisable on the date of death or disability (plus a pro rata portion of the option if the option vests periodically), by the optionholder or the optionholder's survivors at any time prior to the earlier of the option's specified expiration date or one year from the date of the optionholder's death or disability. In the event of the optionholder's termination for cause, all outstanding and unexercised options are forfeited.

     If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of an option granted under the Stock Option Plan shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the vesting of shares subject to any outstanding options will accelerate. The Board of Directors of the Company or the board of directors of any entity assuming the obligations of the Company under the Stock Option Plan (the "Successor Board"), shall, as to outstanding options under the Stock Option Plan either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of the successor or acquiring entity; or (ii) upon written notice to the participants, provide that all options must be exercised (either to the extent then exercisable or, at the discretion of the Board of Directors, all options being made fully exercisable for purposes of such transaction) within a specified number of days of the date of such notice, at the end of which period the options shall terminate: or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to each such option (either to the extent then exercisable or, at the discretion of the Board of Directors, all options being made fully exercisable for purposes of such transaction) over the exercise price thereof. In the event of a recapitalization or reorganization of the Company (other than an Acquisition) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionholder upon exercising an option under the Stock Option Plan, shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such option prior to such recapitalization or reorganization.

     The Stock Option Plan may be amended by the Stockholders of the Company. The Stock Option Plan may also be amended by the Board of Directors, provided that any amendment approved by the Board of Directors which is of a scope that requires Stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, is subject to obtaining such Stockholder approval.

Option Information

     The following table sets forth as of July 1, 1999, all options granted pursuant to the Stock Option Plan to (i) the named executive officers, (ii) all current executive officers of the Company as a group, (iii) all current directors of the Company who are not executive officers as a group, and (iv) all employees, including all current officers who are not executive officers, as a group.

                                                                      No. of
                                                                     Options
          Name                          Title                     Granted (#)(1)
          ----                          -----                     --------------
Michael Szycher, Ph.D.   Chairman and Chief Executive Officer ...... 464,412
John E. Mattern          Former Chief Operating Officer and
                           Chief Financial Officer ................. 115,000
All current executive officers as a group (3 persons)............... 854,785
All current directors who are not executive officers (3 persons)....  29,708
All employees who are not executive officers as a group(8 persons)..  61,536

----------
(1)  Net of all canceled options.

     On July 1, 1999, the market value of the Company's Common Stock was $1.063 per share, based on the closing price of such Common Stock as quoted on the American Stock Exchange.

Federal Income Tax Considerations

     The following is a description of certain United States federal income tax consequences of the issuance and exercise of options under the Stock Option
Plan:

     Incentive Stock Options. An incentive stock option does not result in taxable income to the optionee or deduction to the Company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to him (the "ISO holding period"). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in "alternative minimum taxable income." Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and the Company will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

     Non-Qualified Stock Options. Options otherwise qualifying as ISOs, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

     A non-qualified option ordinarily will not result in income to the option holder or deduction to the Company at the time of grant. The option holder will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of option holders may be subject to withholding taxes, and a deduction may then be allowable to the Company in an amount equal to the option holder's compensation income.

     An option holder's initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

     The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to approve the increase in the aggregate number of shares of Common Stock available under the Stock Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE STOCK OPTION PLAN, AND PROXIES

SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP is the Company's independent public accountants. The Board has not proposed that the Stockholders ratify the appointment of PricewaterhouseCoopers LLP since such ratification is not required by Massachusetts law or the Company's Articles of Organization or By-laws. PricewaterhouseCoopers LLP audited the Company's financial statements for the fiscal year ended March 31, 1999. The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                                  OTHER MATTERS

     The Board of Directors knows of no other business, which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                              STOCKHOLDER PROPOSALS

     To be considered for inclusion in our proxy statement relating to the 2000 Annual Meeting of Stockholders, Stockholder proposals must be received no later than April 13, 2000. In addition, the Company's By-laws require that notice of Stockholder proposals and nominations for director to be considered for presentation at the 2000 Annual Meeting, although not included in our proxy statement, must be delivered to the Clerk of the Company not less than sixty
(60) days nor more than ninety (90) days prior to the scheduled date of such meeting; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the 2000 Annual Meeting is given or made, a Stockholder proposal or nomination will be timely if received by the Company on or before the tenth (10th) day after such notice or public disclosure. The Company is not required to include in its proxy statement and proxy relating to the 2000 Annual Meeting any Stockholder proposal that does not meet all of the requirements established by the Securities and Exchange Commission. All stockholder proposals should be marked for the attention of the Clerk, CardioTech International, Inc., 78E Olympia Avenue, Woburn, Massachusetts 01801.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.


                                     By Order of the Board of Directors:


                                     Michael Szycher, Ph.D.
                                     Chairman and CEO
                                     CardioTech International, Inc.
July 15, 1999

                                   Appendix A

                         CARDIOTECH INTERNATIONAL, INC.

                                 78E Olympia Ave
                           WOBURN, MASSACHUSETTS 01801

                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                       SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Michael Szycher and Michael Adams, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of CardioTech International, Inc. (the "Company") held of record by the undersigned on July 1, 1999 at the Annual Meeting of Shareholders to be held on August 12, 1999, and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

     The Board of Directors recommends a vote for Proposals 1 and 2.

|X|  Please mark votes as in this example.

1.   Election of Director

     Nominee: Dr. Michael Szycher

          FOR           WITHHELD
          |_|             |_|

2. Proposal to increase by 1,938,971 shares the aggregate number of shares reserved for issuance under the Company's Stock Option Plan.

          FOR      AGAINST  ABSTAIN
          |_|        |_|      |_|

     In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

     If you wish to vote in accordance with the Board of Directors' recommendations, just sign below. You need not mark any boxes.

Mark Here for Address Change and Note at Left |_|

Signature____________________________________ Date ______________

Signature____________________________________ Date ______________

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the person named on the stock certificate has died, please submit evidence of your authority. If a corporation, please sign in full corporate name by the President or authorized officer and indicate the signer's office. If a partnership, please sign in the partnership name by an authorized person.

                                                    July 15, 1999

Office of Document Control/EDGAR
Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, DC 20549

     RE:  Definitive Proxy Statement of CardioTech International, Inc.

Dear Sir or Madam:

     Filed electronically via EDGAR on this date is the definitive Proxy Statement on Schedule 14A of CardioTech International, Inc. in connection with the 1999 Annual Meeting of Stockholders to be held on August 12, 1999. If proposal 2 is approved by our stockholders at the Annual Meeting, we intend to file a Registration Statement on Form S-8 as soon as practicable thereafter to register the additional shares.

     If you should have any questions or comments regarding the attached, please contact the undersigned at (781) 933-4772.

                              Very truly yours,

                                     CardioTech International, Inc.

                                     Michael Szycher, Ph.D.
                                     Chairman and CEO